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                                                      EXHIBIT 10.16


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                     MANAGER/KEY EMPLOYEE BONUS PLAN
                            PLAN DESCRIPTION

                                  1997
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                         ELIGIBLE POSITIONS:
                              President
                       Executive Vice Presidents
                           Vice Presidents
                               Architects
                                Directors
                                Managers
                       Key Individual Contributors

                          BONUS PLAN DESCRIPTION


    Bonus pool will be established based on a percentage of the base salary, as follows, which creates the TARGET BONUS AMOUNT. The basic premise is that the higher one is in the organization, the more their total compensation is "at risk".

A.  BONUS POOL CRITERIA

    The bonus pool will be funded by BEA Systems ACTUAL CONTRIBUTION for the quarter and year, assuming that a threshold of 80% of the operating plan is achieved. The Pool will be funded by Contribution, up to 50% of Contribution, and will be paid out as outlined below.

B.  PAYOUT CRITERIA

    1. The quarterly and annual bonus is comprised of a REVENUE and a CONTRIBUTION component. 50% of the payout is based on BEA Systems Contribution achievement and 50% of the payout is based upon Revenue achievement. A threshold of 80% of the operating plan applies for both components and must be met for a payout on either component. Calculation of the bonuses will be based on the following formula and should the plan for the quarter and year be exceeded at either level (Contribution or Revenue), then the following accelerators, up to 200% for an individual's total bonus, will apply:

        Actual Achievement (Contribution or Revenue)

        ____________________________________  :         % Achievement

        Plan

        % Achievement:                       Payout
        -------------------------------------------

             0 to 79.99%                 0
            80% - 100%                   1% = 1.00%
         > 100% - 125%                   1% = 1.50%
         > 125% - 150%                   1% = 2% up to 200% total bonus

    2. 80% of the bonus will be allocated against quarterly plan performance (20% per quarter) and 20% will be paid at year end, after the year-end audit.

    3. Directors, Managers, and Key Contributors have an MBO component, which determines their payout on a quarterly basis. Directors, Managers, and Key Contributors are responsible for completing goals for the upcoming quarter and then reviewing their completion at the end of the



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        quarter. Target bonuses for employees in this category will be paid each quarter AS A FUNCTION OF THEIR GOALS COMPLETED. For example, if 90% of the goals are met, then 90% of their quarterly target will be paid, plus any accelerators, if appropriate.

    4. Should the total pool, funded by 50% of Contributions, not be large enough to disburse amounts to all participants as indicated in #1 above, then the employees' base salary, as a percentage of total base salaries of all participants, will be used to prorate and distribute the pool.

    5. The employee must be employed the entire quarter to receive the quarterly bonus and be employed at the time of the quarterly and annual payout to receive any bonus. The annual bonus will be prorated for partial year service, however, at least one full quarter of employment is required to receive an annual bonus. An employee may be removed from the plan at any time, at management discretion. BEA Management reserves the right to modify this plan at any time, in its sole discretion.

                                     EXAMPLE
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Vice President with an annual salary of $130,000 has a bonus target of 30%, or $39,000. Quarterly target is $7800.

Assuming for Q1, 1997, the projection for Operating Profit is $609,000. The pool would be funded up to 50% or $304,500 for all bonuses. If actual achievement is Contribution at 80% and Revenue at 115%, the following bonus would be paid the Vice President:

                                BONUS CALCULATION

Achievement Levels     Accelerators     Contribution     Revenue     Total
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 80% to 100%           1% = 1%          $3120                        $3120*
100% to 125%           1% = 1.5%         0               $4777.50    $4777.50**

Total Bonus for Quarter:                                              $7897.50

*3900 X .80 = 3120

**3900 + (3900 X .15 X 1.5) = 4777.50

TOTAL BONUS FOR QUARTER:  $7897.50